UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

Dot VN, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367
(Commission File Number)

20-3825987
(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114
San Diego, California 92123
(Address of principal executive offices)(Zip Code)

(858) 571-2007
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2008, Dot VN Company, Ltd. (Danang), an entity existing under the laws of the Country of Vietnam (“Dot VN Danang”), a wholly owned subsidiary of Dot VN, Inc., a Delaware corporation (the “Company”), entered into a Land Sublease Agreement (the “Sublease Agreement”) with Massda Land Company Limited, an entity existing under the laws of the Country of Vietnam, pursuant to which Dot VN Danang has the right to lease approximately 8,176 square meters of land in the Danang Industrial Zone in Danang, Vietnam, for the express purpose of building an Internet data center and related uses, for a term of approximately 35 years, with base rent of $32/square meter, excluding value added taxes and other possible fees and costs, for the term..

The consummation of the long-term Sublease Agreement is consistent with the Company’s business plan to design, construct and operate an Internet data center in Danang, Vietnam. Future plans include, creating a master plan for the property, securing all required building permits and obtaining sufficient financing to fund the lease obligation, construct the physical buildings and purchase equipment for the prospective Danang Internet data center.

Item 9.01 Financial statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.27	Form of Land Sublease dated August 21, 2008, by and between Dot VN Company, Ltd., a Vietnam entity, and Massda Land Company Limited, a Vietnam entity

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC. (Registrant)

Date: August 26, 2008	By:	/s/ Louis P. Huynh
Name: Louis P. Huynh Title: General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

Exhibit Index

No.	Description

10.27	Form of Land Sublease dated August 21, 2008, by and between Dot VN Company, Ltd., a Vietnam entity, and Massda Land Company Limited, a Vietnam entity